Exhibit 4.61

7(iv)

Counterpart of 5

ENTERGY TEXAS, INC.

TO

THE BANK OF NEW YORK MELLON

As Trustee under Entergy Texas, Inc.’s Indenture, Deed of Trust and Security Agreement
dated as of October 1, 2008

________________

First Supplemental Indenture

Amending the Indenture, Deed of Trust and Security Agreement

Dated as of September 1, 2019

FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 1, 2019, between ENTERGY TEXAS, INC., a corporation organized and existing under the laws of the State of Texas whose address is 350 Pine Street, Beaumont, Texas 77701 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation whose principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008 (hereinafter called the “Original Indenture”), this First Supplemental Indenture (hereinafter called this “First Supplemental Indenture”) being supplemental thereto. The Original Indenture and this First Supplemental Indenture and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.” Subject to any amendments provided for in this First Supplemental Indenture, the terms defined in the Original Indenture shall, for all purposes of this First Supplemental Indenture, have the meanings specified in the Original Indenture.
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, as supplemented, the following series of Securities:

Series	Principal Amount Issued	Principal Amount Outstanding
7.125% Series due February 1, 2019
7.875% Series due June 1, 2039
3.60% Series due June 1, 2015
4.10% Series due September 1, 2021
5.625% Series due June 1, 2064
5.15% Series due June 1, 2045
2.55% Series due June 1, 2021
3.45% Series due December 1, 2027
4.0% Series due March 30, 2029
4.5% Series due March 30, 2039
	$500,000,000 $150,000,000 $200,000,000 $75,000,000 $135,000,000 $250,000,000 $125,000,000 $150,000,000 $300,000,000 $400,000,000	$0 $0 $0 $75,000,000 $135,000,000 $250,000,000 $125,000,000 $150,000,000 $300,000,000 $400,000,000

WHEREAS, Section 1302 of the Original Indenture provides, among other things, that with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series now Outstanding under the Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Original Indenture; provided, however, that if there shall be Securities of more than one series Outstanding thereunder and if a proposed amendment shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent of the Holders of only a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required;
WHEREAS, in Section 13 of the Officer’s Certificate 10-B-8 (the “Officer’s Certificate 10-B-8”) establishing the form and certain terms of the First Mortgage Bonds, 3.45% Series due December 1, 2027 (the “3.45% Bonds”), the Company reserved the right to amend Section 907 of the Original Indenture as set forth therein (the “Section 907 Amendment”), and each initial and future holder of 3.45% Bonds, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Section 907 Amendment without any other or further action by any Holder of such 3.45% Bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of the Section 907 Amendment at any bondholder meeting, in any consent solicitation in lieu of any bondholder meeting, or otherwise;
WHEREAS, in Section 13 of the Officer’s Certificate 12-B-9 (the “Officer’s Certificate 12-B-9”) establishing the form and certain terms of the First Mortgage Bonds, 4.0% Series due March 30, 2029 (the “4.0% Bonds”), the Company reserved the right to make the Section 907 Amendment, and each initial and future holder of 4.0% Bonds, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Section 907 Amendment without any other or further action by any Holder of such 4.0% Bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of the Section 907 Amendment at any bondholder meeting, in any consent solicitation in lieu of any bondholder meeting, or otherwise;
WHEREAS, in Section 13 of the Officer’s Certificate 12-B-10 (the “Officer’s Certificate 12-B-10”) establishing the form and certain terms of the First Mortgage Bonds, 4.5% Series due March 30, 2039 (the “4.5% Bonds”), the Company reserved the right to make the Section 907 Amendment, and each initial and future holder of 4.5% Bonds, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Section 907 Amendment without any other or further action by any Holder of such 4.5% Bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of the Section 907 Amendment at any bondholder meeting, in any consent solicitation in lieu of any bondholder meeting, or otherwise;
WHEREAS, pursuant to the last paragraph of Section 1302 of the Indenture, (a) the Holders of the 3.45% Bonds, the 4.0% Bonds and the 4.5% Bonds shall be deemed to have consented to the Section 907 Amendment, (b) no Act of such Holders shall be required to evidence such consent, and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to the Section 907 Amendment;
WHEREAS, the 3.45% Bonds, the 4.0% Bonds and the 4.5% Bonds constitute a majority of the aggregate principal amount of all Securities now Outstanding; and
WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture, and has duly authorized the Section 907 Amendment.
NOW THERETOFORE, in consideration of the foregoing premises, the parties mutually agree, as follows:
ARTICLE ONE
AMENDMENTS TO THE ORIGINAL INDENTURE
SECTION 101. The holders of a majority in principal amount of the Securities Outstanding under the Indenture having consented to the amendment set forth in Section 13 of each of the Officer’s Certificate 10-B-8, the Officer’s Certificate 12-B-9 and the Officer’s Certificate 12-B-10, the Company hereby exercises its right to amend Section 907 of the Original Indenture, effective as of September 1, 2019, as follows:
(a) to change the words “this Indenture” wherever they appear in Section 907 to “this Indenture or the Securities” and (b) to change the words “remedy hereunder” in Section 907 to “remedy under this Indenture or the Securities.”
ARTICLE TWO
MISCELLANEOUS PROVISIONS

SECTION 201. This First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed.
SECTION 202. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ENTERGY TEXAS, INC. By: /s/ Kevin J. Marino Name:Kevin J. Marino Title:Assistant Treasurer

THE BANK OF NEW YORK MELLON As Trustee By: /s/ Laurence J. O’Brien Name:Laurence J. O’Brien Title:Vice President

STATE OF LOUISIANA
                                                    } ss.:
PARISH OF ORLEANS
On this 17th day of September, 2019, before me, a Notary Public within and for said Parish, personally appeared KEVIN J. MARINO, to me personally known to be an Assistant Treasurer of ENTERGY TEXAS, INC., the corporation that executed the within instrument; that he is an Assistant Treasurer of ENTERGY TEXAS, INC., the corporation named in the foregoing instrument; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and said KEVIN J. MARINO acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

/s/ Mark Grafton Otts Mark Grafton Otts State of Louisiana, Parish of Jefferson Notary Public Identification No. 4430 My commission expires at my death

STATE OF NEW JERSEY
                                                            } ss.:
COUNTY OF PASSAIC
On this 17th day of September, 2019, before me, a notary public, the undersigned officer, personally appeared LAURENCE J. O’BRIEN, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.
In witness whereof, I hereunto set my hand and official seal.

/s/ Rosemarie Socorro-Garcia
Rosemarie Socorro-Garcia
Notary Public, State of New Jersey
My Commission Expires
December 05, 2021